[Tanner + Co. letterhead]


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 Post Effective Amendment #1 of our report dated March 8, 2001, relating to the financial statements of Sanguine Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                   Tanner + Co.


Salt Lake City, Utah
June 1, 2001